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                                                                    Exhibit 5.1

                  [Letterhead of Drinker Biddle & Reath LLP]

March 13, 2002

Urban Outfitters, Inc.
1809 Walnut Street
Philadelphia, PA 19103

Ladies and Gentlemen:

    We have acted as counsel to Urban Outfitters, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the public offering of: (i) up to 1,550,000 common shares, par value $.0001 per share, of the Company (the "Common Shares") by the Company, and (ii) up to 450,000 Common Shares by certain directors and officers of the Company (collectively, the "Selling Shareholders"), plus (iii) up to an additional 200,000 Common Shares to cover over-allotments, of which up to 50,000 Common Shares are to be issued by the Company and the remainder are to be sold by the Selling Shareholders, in each case as provided in the Registration Statement.

    In that connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation of the Company, the Amended and Restated By-laws of the Company, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance of the Common Shares to be sold pursuant to the Registration Statement as we have deemed appropriate. This opinion is based exclusively on the laws of the Commonwealth of Pennsylvania.

    On the basis of the foregoing, we are of the opinion that the Common Shares to be sold by the Selling Shareholders have been validly issued and are fully paid and non-assessable by the Company under the laws of the Commonwealth of Pennsylvania, and the Common Shares to be issued by the Company have been validly authorized for issuance and, when issued and paid for in the manner described in the Registration Statement, will have been validly issued, fully paid and non-assessable by the Company under the laws of the Commonwealth of Pennsylvania.

    We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ DRINKER BIDDLE & REATH LLP